Exhibit 99.2

Snapfish to Expand Product Offerings with CafePress Acquisition

San Francisco, Ca. and Louisville, Ky., September 28, 2018 (Global Newswire) – To expand its photo and non-photo product offerings, Snapfish, LLC (“Snapfish”) the premier personalized photo service and CafePress (NASDAQ:PRSS), a leading retailer of engaging merchandise and personalized gifts, today announced that they have entered into an Agreement and Plan of Merger pursuant to which Snapfish would acquire CafePress. Under the terms of the agreement, which was approved by the Boards of Directors of both companies, a subsidiary of Snapfish will commence a tender offer for all the outstanding shares of CafePress common stock. The acquisition would create a combined platform of photo and non-photo-based products that would produce hundreds of thousands of personalized products for consumers globally.

“We are looking forward to welcoming CafePress and its employees into the Snapfish organization and working with them during the next phases of each company’s evolution,” said Jasbir Patel, CEO of Snapfish. “Since its beginning in 1999, CafePress has been a leader in print-on-demand, personalized and custom merchandise because of its design community and best-in-class manufacturing capabilities. We look forward to leveraging CafePress’ highly efficient and innovative manufacturing process to further enhance our manufacturing capabilities. We are excited to combine our efforts to provide our customers more options and more value.”

“Today marks a critical turning point in our pursuit to return CafePress to its market leading position in the personalized and expressive gift category. We are excited about the opportunity to accelerate growth by leveraging our content portfolio across Snapfish’s distribution channels,” said Fred Durham, founder and CEO of CafePress, Inc. “We take great pride in being the pioneer of offering personalized and custom merchandise to consumers and believe this transaction provides an opportunity to further our leading position as well as return value to our stockholders.”

The transaction is expected to provide additional scale to two companies with almost 40 years of combined experience in the photo and personalization space. The transaction, once closed, would enable Snapfish to access over one billion content items, and a massive array of designs that are crowdsourced from a global community of more than two million independent designers. The transaction is also expected to bring partnerships to Snapfish with major entertainment properties. Additionally, following the closing of the transaction, CafePress would have access to additional manufacturing, marketing, and merchandising capabilities to expand its scope.

Snapfish has received Support Agreements from certain CafePress stockholders, directors and management totaling approximately 51% of the outstanding common stock of CafePress. The transaction is expected to close in early November and is subject to customary closing conditions, including the tender into the offer by CafePress stockholders of shares representing at least a majority of the outstanding common stock.

Needham & Company, LLC is acting as financial advisor to CafePress and Pillsbury Winthrop Shaw Pittman LLP is acting as legal advisor to CafePress in the transaction. Arent Fox LLP is acting as legal advisor to Snapfish in the transaction.

About Snapfish

Headquartered in San Francisco, Ca., Snapfish is the leader in online photo printing services. Founded in 1999, it provides high-quality photo products to consumers looking for great value and selection. The company operates in multiple countries around the world and supports blue-chip companies’ photo efforts. For more information, visit www.Snapfish.com

About CafePress (PRSS)

At CafePress, our mission is to create human connection by inspiring people to express themselves. We believe a coffee mug can start a conversation and a t-shirt can ignite a movement. For more information, visit www.cafepress.com.

Founded in 1999 and based in Louisville, Ky., CafePress is the recognized pioneer of customizable products. Our global online platform enables people to express themselves through engaging community generated designs and licensed and personalized one-of-a-kind products.

Cautions Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements with respect to the anticipated timing of the proposed tender offer and merger; anticipated effects of the proposed tender offer and merger; prospects for the combined company, including (without limitation) expectations with respect to growth and expanded products, partnerships, manufacturing capabilities and distribution channels, as well as the impact of the acquisition on the combined company, including as to customer and stockholder value. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Although Snapfish and CafePress believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Snapfish, CafePress or their respective businesses or operations. Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Snapfish may not receive sufficient number of shares tendered from CafePress stockholders to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each of Snapfish and CafePress to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Snapfish or CafePress; (5) the ability of Snapfish or CafePress to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) Snapfish’s ability to achieve the synergies and value expected from the transaction, as well as delays, challenges and expenses associated with integrating CafePress with Snapfish’s existing businesses; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in CafePress’ most recent Quarterly Report on Form 10-Q, and more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Neither Snapfish nor CafePress can give assurance that the conditions to the transaction will be satisfied. Neither Snapfish nor CafePress undertakes any intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

The tender offer described herein has not yet commenced. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a tender offer statement on Schedule TO, an offer to purchase, form of letter of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Materials”), each to be filed with the SEC by Snapfish. In addition, CafePress will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Snapfish and CafePress expect to mail the Tender Offer Materials, as well as the Schedule 14D-9, to CafePress stockholders. Any solicitation of offers to buy shares of CafePress common stock will only be made pursuant to the Tender Offer Materials. CAFEPRESS STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by CafePress, at the SEC’s website at www.sec.gov. In addition, such materials will be available for free from Snapfish or CafePress by directing any requests to investor relations at Snapfish or CafePress at the applicable phone number or email address below.

Snapfish Contacts

Stakeholder Relations:

Snapfish, LLC

Jeffrey Sim

jsim@snapfish-llc.com

CafePress Contacts

Media Relations:

CafePress Inc.

pr@cafepress.com

Investor Relations:

CafePress Inc.

Phil Milliner

502-822-7503

pmilliner@cafepress.com